UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Townsgate Road, Suite 110
Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange
(indicate by check)
Common stock, par value $0.01 per share	VEL	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On August 26, 2026, Velocity Commercial Capital, LLC (the “Company”), a wholly-owned subsidiary of Velocity Financial, Inc. (“Velocity”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Toorak Capital LLC, a Delaware limited liability company (“Seller”), pursuant to which the Company will purchase from Seller all of the issued and outstanding equity interests of a Delaware limited liability company to be formed through a statutory division of Toorak Capital Partners LLC, MMTC Holdings LLC and MMTC Portfolio Holdings, LLC (collectively, the “Purchased Companies,” and such equity interests, the “Purchased Interests”). Upon the consummation of the transactions contemplated by the Purchase Agreement (the “Toorak Acquisition”), each of the Purchased Companies will become a wholly-owned subsidiary of the Company.

The consideration to be paid by the Company is comprised of a base purchase price of approximately $62 million, plus estimated tangible book value, subject to certain adjustments as described in the Purchase Agreement.

The consummation of the Toorak Acquisition is subject to the satisfaction or waiver of customary closing conditions, including without limitation (i) the absence of any applicable law, order or injunction prohibiting the transactions contemplated by the Purchase Agreement, (ii) the receipt of certain required regulatory approvals, (iii) completion of certain pre-closing transactions, (iv) the accuracy of representations and warranties set forth in the Purchase Agreement and compliance with covenants set forth in the Purchase Agreement (in each case, subject to certain materiality or material adverse effect qualifications), (v) the absence of any material adverse effect with respect to the Purchased Companies and their subsidiaries, (vi) completion, or substantially concurrent completion, of the Back Book Acquisition (as defined below), (vii) the satisfaction of certain warehouse financing-related conditions and (viii) the satisfaction of certain conditions related to the employment of certain employees.

The Purchase Agreement contains certain termination rights for the parties, including, among others, if the Transactions (as defined below) do not close on or before the date that is 120 days following the date of the Purchase Agreement, subject to certain exceptions and extension rights, or if any governmental authority issues a final and non-appealable law or order permanently restraining, enjoining or otherwise prohibiting consummation of the Transactions.

The parties have made customary representations, warranties and covenants in the Purchase Agreement, including covenants relating to (i) Seller causing the Purchased Companies and their subsidiaries to conduct their businesses in the ordinary course between the date of the signing of the Purchase Agreement and the consummation of the Toorak Acquisition, (ii) the parties making required filings and cooperating to obtain necessary approvals from governmental authorities, (iii) Seller completing certain pre-closing transactions and obtaining certain required warehouse facility consents or arranging for certain designated or back-up warehouse facilities and (iv) Seller keeping the Company reasonably apprised of the status of the Back Book Acquisition and not taking certain actions with respect to the Back Book Acquisition without the Company’s prior written consent.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Seller, the Purchased Companies, the Company or any other parties to the Purchase Agreement. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Seller, the Purchased Companies, the Company, the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

Master Transaction Agreement

In connection with the entry into the Purchase Agreement, Seller is concurrently entering into certain agreements with affiliates of TOBI III SPE I LLC (“TOBI” and such agreements, the “Back Book Agreements”) relating to the acquisition by affiliates of TOBI of certain loan assets and securitization equity interests of Seller or its subsidiaries (the “Back Book Acquisition”). In connection with the Back Book Acquisition, the Company is concurrently entering into a Master Transaction Agreement (the “Master Transaction Agreement”) with Titan RR LLC, an affiliate of an affiliate of TOBI, pursuant to which the parties agree to, among other things (a) not amend their respective agreements with Seller without the other party’s consent, (b) enter into certain side letters related to securitization matters following the closing of the Toorak Acquisition and the Back Book Acquisition and (c) subject to the closing of the Toorak Acquisition and the Back Book Acquisition, TOBI will pay to the Company certain fees related to securitization matters (such transactions, together with the Back Book Acquisition and the Toorak Acquisition, the “Transactions”).

The consummation of the transactions contemplated by the Master Transaction Agreement is subject to closing conditions, including the absence of any law or order prohibiting the transactions contemplated by the Master Transaction Agreement and the consummation of the Toorak Acquisition and the Back Book Acquisition. The Master Transaction Agreement contains certain termination rights for the parties, including, among others, if the Purchase Agreement or Back Book Acquisition are terminated or if any governmental authority issues a law or order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Master Transaction Agreement.

The foregoing summary of the Master Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Master Transaction Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Transactions were unanimously approved by Velocity’s disinterested directors.

Item 7.01 Regulation FD Disclosure.

On August 27, 2026, Velocity issued a press release announcing the Transactions. Additionally, in the press release, Velocity announced a conference call for the same date at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time to discuss the Transactions. The conference call webcast will be available through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. Alternatively, participants may access the conference call by dialing 1-646-307-1963 in the U.S. and for international callers using conference ID #5566224 approximately 15 minutes prior to the scheduled start time. Velocity’s website address is included only as an inactive textual reference only and is not intended to be an active link to Velocity’s website. A copy of the press release and the investor presentation to be presented during the conference call are furnished herewith as Exhibit 99.1 and 99.2, respectively.

The information in this Item 7.01, including the corresponding Exhibit 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Exchange Act, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond Velocity’s control. Velocity cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in, or suggested by, the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue,” or the negative thereof, or variations thereon, or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including, but not limited to: (i) the risk that the proposed Transactions may not be completed in a timely manner or at all, which may adversely affect Velocity’s business; (ii) the failure to satisfy any of the conditions to the consummation of the proposed Transactions, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change, or circumstance that could give rise to the termination of the proposed Transactions; (iv) the effect of the announcement of the proposed Transactions on the Company’s business relationships, operating results, and business generally; (v) unexpected costs, charges, or expenses resulting from the proposed Transactions; and (vi) other risks described in the risk factors set forth in the Velocity’s filings with the SEC, including the most recent Annual Report on Form 10-K, filed with the SEC on March 12, 2026 and Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026.

Any forward-looking information presented herein is made only as of the date of this Current Report. Except as required by applicable law, Velocity does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Equity Purchase Agreement, dated as of August 26, by and between Velocity Commercial Capital, LLC, Velocity Financial, Inc. (solely for the purpose of Section 6.14 therein) and Toorak Capital LLC

10.1*	Master Transaction Agreement, dated as of August 26, by and between Velocity Commercial Capital, LLC and Titan RR LLC

99.1	Press Release, dated August 27, 2026

99.2	Investor Presentation, dated August 27, 2026

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*	The schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: August 27, 2026	By:	/s/ Roland T. Kelly
	Name:	Roland T. Kelly
	Title:	Chief Legal Officer and General Counsel